Exhibit 99.1

PRESS RELEASE

Contacts :
Joanne Carson (Media)	Sandy Parker (Investors/Analysts)
Carsonj@dnb.com	Parkerr@dnb.com
973.921.5610	973.921.5693

D&B Announces Preliminary First-Quarter 2003 Results

•	Expects Reported EPS of 48 Cents Per Diluted Share, Up 12 Percent, Including Non-Core Net Charges Totaling 3 Cents Per Share

•	Expects Revenue of $315 Million, Flat, Including Benefit from Foreign Exchange

Short Hills, NJ — April 8, 2003 — D&B (NYSE: DNB), the leading provider of global business information and technology solutions, today announced that it expects its diluted earnings per share for the quarter ended March 31, 2003, to be 48 cents, up 12 percent from 43 cents in the prior year quarter. The 2003 results include previously-announced non-core net charges totaling 3 cents per share (a pre-tax restructuring charge of about $11 million or 9 cents per share, and a pre-tax insurance recovery of $7.0 million or 6 cents per share).

D&B expects revenue for the quarter ended March 31, 2003, to be about $315 million, essentially flat compared to the prior year quarter, including about 4 percentage points of favorable impact from foreign exchange rate movements.

“We are pleased that our flexible business model and focused implementation of our Blueprint for Growth strategy enabled us to deliver strong EPS growth,” said Allan Z. Loren, chairman and chief executive officer of D&B. “However, we are disappointed with our revenue results, which reflect cautious customer investment behavior in the current economic environment. We are currently assessing the impact of these results on our full-year outlook, and will provide updated guidance in our April 21st earnings release.”

By region, D&B expects to report revenue of about $227 million for its North America business, down about 6 percent. D&B expects to report revenue of about

PRESS RELEASE

$88 million for its International business, up about 18 percent, including about 17 percentage points of favorable impact from foreign exchange.

By product line, D&B expects to report:

•	Risk Management Solutions revenue of about $224 million, up 4 percent (including about 5 percentage points of favorable impact from foreign exchange);

•	Sales & Marketing Solutions revenue of about $81 million, down 13 percent (including about 2 percentage points of favorable impact from foreign exchange);

•	Supply Management Solutions revenue of about $8 million, up 6 percent (including about 4 percentage points of favorable impact from foreign exchange); and

•	E-Business Solutions revenue of about $2 million, representing the results of Hoover’s Inc. since its acquisition by D&B on March 3, 2003.

First-Quarter Earnings Release and Teleconference

D&B will issue its final first-quarter earnings release after the financial markets close on Monday, April 21, 2003, and will review its first-quarter results and outlook for the remainder of 2003 in a conference call with the investment community on Tuesday, April 22, 2003, at 10 a.m. ET. Live audio of the conference call will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com. A replay of the conference call will be available on the Website through midnight ET, Tuesday, April 29, 2003.

**************
D&B (NYSE: DNB) provides the information, tools and expertise to help customers Decide with Confidence. D&B enables customers quick access to objective, global information whenever and wherever they need it. Customers use D&B Risk Management Solutions to manage credit exposure, D&B Sales & Marketing Solutions to find profitable customers and D&B Supply Management Solutions to manage suppliers efficiently. D&B’s E-Business Solutions are also used to provide Web-based access to trusted business information for current customers as well as new small business and other non-traditional customers. Over 90 percent of the Business Week Global 1000 rely on D&B as a trusted

PRESS RELEASE

partner to make confident business decisions. For more information, please visit www.dnb.com.

**************
Forward-Looking Statements

The preliminary first-quarter results included in this press release are forward-looking statements that could differ from the final results for the first quarter of 2003, due to normal adjustments that may occur in connection with the final review of such results and the preparation of the final quarterly financial statements. D&B undertakes no obligation to update the preliminary first-quarter results reported herein pending the issuance of its final results on April 21, 2003.